UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2020, Emerald Holding, Inc. (the “Company”) issued a press release announcing the results of the Company for the first quarter ended March 31, 2020. A copy of the press release is being furnished as Exhibit 99.1 attached hereto and incorporated by reference herein.

Item 5.02.  Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director. On May 1, 2020, the board of directors (the “Board”) of the Company elected Anthony Munk as a Class I Director, effective immediately. It is expected that Mr. Munk will stand for election by stockholders as a Class I Director at the Company’s 2021 annual meeting of stockholders.

Mr. Munk is Co-Head of Onex Partners, an affiliate of Onex Corporation (“Onex”). Investment funds managed by an affiliate of Onex own a majority of the Company’s outstanding common stock. Since joining Onex in 1988, Mr. Munk has worked on numerous private equity transactions. Mr. Munk currently serves on the boards of directors of JELD-WEN Holding, Inc. and Clarivate Analytics plc. He previously served on the boards of directors of Barrick Gold Corporation, RSI Home Products, Husky Injection Molding Systems Ltd., Cineplex Inc., SMG Holdings, Inc. and Jack’s Family Restaurants. Prior to joining Onex, Mr. Munk was a Vice President with First Boston Corporation in London, England and an Analyst with Guardian Capital in Toronto. Mr. Munk holds a B.A. from Queen’s University.  Mr. Munk’s experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our Board. His high level of financial expertise is a valuable asset to our Board, and as an executive with Onex, he has extensive knowledge of our business.

As a non-independent director, Mr. Munk will not receive any compensation from the Company for his service on the Board. However, Mr. Munk will enter into the Company’s standard form of directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and to advance expenses in connection with proceedings as described in the indemnification agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description
99.1	Press Release issued by Emerald Holding, Inc. dated May 4, 2020, announcing results for the first quarter ended March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2020		EMERALD HOLDING, INC.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel and Corporate Secretary